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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported)  May 27, 1998


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                             QUADRAMED CORPORATION
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               (Exact name of registrant as specified in charter)


    Delaware                         0-21031                    52-1992861
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(State or other                  (Commission File             (IRS Employer
jurisdiction of                      Number)                 Identification No.)
incorporation)


           80 E. SIR FRANCIS DRAKE BLVD, SUITE 2A, LARKSPUR, CA 94939
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               (Address of principal executive offices)       (Zip Code)


       Registrant's telephone number, including area code: (415) 461-7725


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                                      NONE
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         (Former name or former address, if changed since last report.)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On May 28, 1998, QuadraMed Corporation ("QuadraMed") announced in a press release that the acquisition of Medicus Systems Corp. ("Medicus") was completed on May 27, 1998.

As a result of the acquisition, Medicus is now a wholly owned subsidiary of QuadraMed and will no longer be a publicly traded company.

In November 1997, QuadraMed acquired 56.7 percent of the outstanding shares of Medicus Common Stock from certain former Medicus stockholders for an aggregate of $21.7 million in cash, a note payable for approximately $1.6 million (which was repaid in January 1998), plus warrants to purchase an aggregate of approximately 972,000 shares of QuadraMed Common Stock at $24 per share.

Simultaneously, QuadraMed and Medicus entered into a separate agreement pursuant to which QuadraMed agreed to purchase the remaining 43.3 percent of Medicus Common Stock.

Pursuant to the merger agreement QuadraMed issued approximately 1,200,000 shares of QuadraMed Common Stock and $920,000 in cash to former Medicus stockholders and warrant-holders. In addition, in connection with the exercise of certain of the warrants issued to former Medicus stockholders in November 1997, QuadraMed received approximately $10.6 million in cash.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     EXHIBIT NO.         EXHIBIT

     99.1                Press Release dated May 28, 1998.



                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       QUADRAMED CORPORATION




DATE: May 29, 1998                     By:   /s/ KEITH M. ROBERTS
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                                           Name:   Keith M. Roberts
                                           Title:  Executive Vice President
                                                   and General Counsel


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                                 EXHIBIT INDEX

EXHIBIT NO.      EXHIBIT

99.1             Press Release dated May 28, 1998.



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